WOODS PROCESS
SERVICES, LLC

To: Scott Jolcover
Chief Minerals Resource Officer'
American Battery Technology
100 Washington Street, Suite 100
Reno, NV 89503

From: Jeffrey Woods
President and Principal Consulting Metallurgist
Woods Process Services
PO Box 20897
Reno, NV 89515

Date: June 13, 2025

Subject: American Battery Technology Company's anticipated filing of the Registration Statement on Form S-3 ("S-3")

In connection with American Battery Technology Company's anticipated filing of the Registration Statement on Form S-3 ("S-3"), the undersigned consents to:

i. The incorporation by reference of the technical report summary titled "Amended Resource Estimate and Initial Assessment with Project Economics for the Tonopah Flats Project, Esmeralda and Nye Counties, Nevada, USA" (the "IA"), with an effective date of April 5, 2024, referenced in the annual report on Form 10-K for American Battery Technology Company for the fiscal year ending June 30, 2024, in the S-3, including any amendments or supplements thereto;

ii. the use of and references to our name in connection with the IA and Form S-3; and

iii. the information derived, summarized, quoted, or referenced from the IA, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form S-3.Woods Process Services, LLC, is responsible for co-authoring and review, and this consent pertains to the following Sections of the TRS: Sections 10 and 14.

Sincerely,

Jeff Woods Digitally signed by Jeff Woods
Date: 2025.06.13 09:13:30
-07'00'

____

Jeffrey L. Woods SME MMSA QP
President and Principal Consulting Metallurgist
Woods Process Services